Exhibit 21

SUBSIDIARIES OF J.B. HUNT TRANSPORT SERVICES, INC.

(A)                              J.B. Hunt Transport, Inc., a Georgia corporation

(B)                                L.A., Inc., an Arkansas corporation

(C)                                J.B. Hunt Corp., a Delaware corporation

(D)                               J.B. Hunt Logistics, Inc., an Arkansas corporation

(E)                                 Hunt Mexicana, S.A. de C.V., a Mexican corporation

(F)                                 FIS, Inc., a Nevada corporation

(G)                                JBH Receivables, LLC, a Delaware limited liability corporation

(H)                               WPS, LLC, a Nevada corporation